***THIS AMENDMENT IS BEING FILED TO AMEND THE FORM 8-A FILED ON APRIL 2, 1997
   FROM WHICH WAS OMITTED THE DATE OF SIGNING.***


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                  FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934


                            	AUGMENT SYSTEMS, INC.
         ------------------------------------------------------------
          	(Exact Name of Registrant as Specified in Its Charter)

            Delaware                          04-3089539
      --------------------------       ---------------------------------
      (State of Incorporation or       (IRS Employer Identification No.)
             Organization)

      2 Robbins Road, Westford, Massachusetts            01886
     -----------------------------------------   -----------------------
      (Address of Principal Executive Offices          (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class           Name of each exchange on which
        to be so registered           each class is to be registered

             None
--------------------------------      ------------------------------
--------------------------------      ------------------------------
--------------------------------      ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

               Common Stock, $.01 par value per share
--------------------------------------------------------------------
                           (Title of Class)

              Redeemable Common Stock Purchase Warrants
--------------------------------------------------------------------
                           (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock, $.01 par value per share, and Redeemable Common Stock Purchase Warrants is contained in the Regis-trant's Registration Statement on Form SB-2 (Registration No. 333-21401)
(the "Registration Statement") under the heading "Description of Securities", filed with the Securities and Exchange Commission ("Commission") on February 7, 1997, in Amendment No. 1 to the Registration Statement, filed with the Commission on March 24, 1997 ("Amendment No. 1"), and as may be further amended from time to time, and are incorporated herein by reference.

Item 2.  Exhibits.

     1. The Registration Statement and Amendment No. 1, incorporated by reference.

     3.1 Registrant's Amended Certificate of Incorporation, incorporated by reference and filed as Exhibit 3.1 to the Registration Statement.

     3.2  By-laws of the Registrant, incorporated by reference and filed as
          Exhibit 3.2 to the Registration Statement.

     4.1 Specimen Common Stock Certificate of the Registrant, incorporated by reference and filed as Exhibit 4.1 to the Registration Statement.

     4.3 Specimen Redeemable Common Stock Purchase Warrant, incorporated by reference and filed as Exhibit 4.3 to the Registration Statement.

     4.4 Warrant Agreement between Continental Stock Transfer & Trust Company and Registrant, incorporated by reference and filed as
          Exhibit 4.4 to the Registration Statement.

                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                AUGMENT SYSTEMS, INC.


Date:  April 2, 1997            By:  /s/ Duane A. Mayo
     ------------------------      ---------------------------------------
                                   Duane A. Mayo
                                   Secretary, Treasurer and
                                   Chief Financial Officer